SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                                  ------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            UNUMPROVIDENT CORPORATION
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             (Exact name of registrant as specified in its charter)



              Delaware                                  62-1598430
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(State of incorporation or organization)                (I.R.S. employer
                                                        identification no.)
       2211 Congress Street
          Portland, Maine                                  04122
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(Address of principal executive offices)                 (Zip code)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective             Exchange Act and is effective
pursuant to General Instruction           pursuant to General Instruction
A.(c), please check the following         A.(d), please check the following
box.  |_|                                 box.  |_|

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                  Name of each exchange on which
           to be so registered                  each class is to be registered
-------------------------------------------     -------------------------------
   8.8% Junior Subordinated Deferrable           New York Stock Exchange, Inc.
   Interest Debentures, Series A

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)

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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The securities to be registered hereunder are the outstanding 8.8% Junior Subordinated Deferrable Interest Debentures, Series A (the "Debentures") of UNUMProvident Corporation ("UNUMProvident").

         On June 30, 1999, UNUM Corporation, a Delaware Corporation ("UNUM") merged (the "Merger") with and into Provident Companies, Inc., a Delaware corporation ("Provident"), with Provident as the surviving corporation in the Merger. In the Merger, Provident (a) changed its name to "UNUMProvident Corporation" and (b) assumed all the obligations of UNUM under the Indenture, dated as of May 1, 1995 (the "Indenture"), between UNUM Corporation and Mellon Bank, N.A., as Trustee, and the First Supplemental Indenture, dated as of May 1, 1995 (the "Supplemental Indenture") to the Indenture, between UNUM and Mellon Bank, N.A., as Trustee, such assumption to occur pursuant to the Agreement and Plan of Merger, dated as of November 22, 1998, as amended as of May 25, 1999, between UNUM and Provident, Section 259 of the Delaware General Corporation Law, the Indenture and the Supplemental Indenture.

         A description of the Debentures is set forth under the caption "Description of Debt Securities" in UNUM's Prospectus, dated October 8, 1993 (Registration No. 33-69132), filed with the Securities and Exchange Commission on October 14, 1993, and the Section captioned "Certain Terms of the Series A Junior Subordinated Debentures" in UNUM's Prospectus Supplement, dated May 4, 1995, filed with the Securities and Exchange Commision on May 5, 1995, are incorporated herein by reference.

ITEM 2.  EXHIBITS

         Pursuant to the instructions as to exhibits to Form 8-A, the following exhibits are being filed with this Registration Statement:


     1. Restated Certificate of Incorporation of UNUMProvident Corporation, incorporated by reference from UNUMProvident's Form 8-A/A filed on June 30, 1999 (File No. 001-11834).

     2. Amended and Restated Bylaws of UNUMProvident Corporation, incorporated by reference from UNUMProvident's Form 8-A/A filed on June 30, 1999 (File No. 001-11834).

     3. Form of Indenture between UNUM Corporation and Mellon Bank, N.A., as Trustee, incorporated herein by reference from UNUM's Current Report on Form 8-K dated April 26, 1995 (File No. 001-09254).

     4. Form of First Supplemental Indenture between UNUM Corporation and Mellon Bank, N.A., as Trustee, incorporated herein by reference from Registrant's Current Report on Form 8-K dated April 26, 1995 (File No. 001-09254).

     5.   Form of Security (contained in Exhibits 3 and 4).

                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    UNUMPROVIDENT CORPORATION


                                    By: /s/ F. Dean Copeland
                                        ---------------------------
                                        Name:   F. Dean Copeland
                                        Title:  Executive Vice President-Legal
                                                and Administrative



Dated: July 21, 1999

                                 EXHIBIT INDEX

Exhibit No.                   Description
-----------                   -----------

    1. Restated Certificate of Incorporation of UNUMProvident Corporation, incorporated by reference from UNUMProvident's Form 8-A/A filed on June 30, 1999 (File No. 001-11834).

    2. Amended and Restated Bylaws of UNUMProvident Corporation, incorporated by reference from UNUMProvident's Form 8-A/A filed on June 30, 1999 (File No. 001-11834).

    3. Form of Indenture between UNUM Corporation and Mellon Bank, N.A., as Trustee, incorporated herein by reference from UNUM's Current Report on Form 8-K dated April 26, 1995 (File No. 001-09254).

    4. Form of First Supplemental Indenture between UNUM Corporation and Mellon Bank, N.A., as Trustee, incorporated herein by reference from Registrant's Current Report on Form 8-K dated April 26, 1995 (File No. 001-09254).

    5.       Form of Security (contained in Exhibits 3 and 4).